EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement on Form S-1 on Form S-3 (No. 333-264654) of CareMax, Inc. of our report dated August 8, 2022 on the financial statements of Steward Value-Based Care (A Carve-Out Business of Steward Health Care Systems, LLC), which is included in the Definitive Proxy Statement filed by CareMax, Inc. on October 7, 2022. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe, LLP

Indianapolis, Indiana

January 31, 2023